Exhibit 99.1

Company Contact:	The Investor Relations Company:
Paul A. Brown, M.D., Chairman	Brien Gately
(561) 478-8770, Ext. 123	(847) 296-4200

HearUSA REPORTS FIRST QUARTER REVENUES

WEST PALM BEACH, Fla., April 11, 2005—HearUSA, Inc. (AMEX: EAR) today announced that revenues for the first quarter increased approximately 18.3% to $20.0 million from $16.9 million for the comparable period last year. For March, the final month of the quarter, revenues increased 5.2% to $8.1 million from $7.7 million for March of last year.

About HearUSA

HearUSA provides hearing care to patients whose health insurance and managed care organizations have contracted with the company for such care and to retail “self-pay” patients. The 154 company-owned centers are located in California, Florida, New York, New Jersey, Massachusetts, Ohio, Michigan, Wisconsin, Minnesota, Missouri and Washington and the province of Ontario Canada. In addition, the company has a network of 1,400 affiliated audiologists in 49 states. For further information, go to HearUSA’s website www.hearusa.com.

HearUSA will hold a webcast today at 9:00 A.M. Eastern Time. The call is being webcast by Vcall and can be accessed at HearUSA’s website at www.hearusa.com or investors can access the webcast at <http://www.vcall.com/CEPage.asp?ID=91207>. The conference can also be listened to by dialing (toll free) 877-407-9210 or internationally 201-689-8049.

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